Exhibit 10.5

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of September 30, 2025 (the “Effective Date”), by and among FINAL FRONTIER, LLC, a Massachusetts limited liability company (on behalf of itself and any other holder of the Subordinated Debt (defined below), the “Subordinated Creditor”), and BANK OF AMERICA, N.A., as agent for itself, as Lender, and the Secured Parties under the Senior Credit Agreement (defined below) (in such capacity, “Senior Creditor”) and is acknowledged and agreed to by ORION ENERGY SYSTEMS, INC., a Wisconsin corporation (“Company”), GREAT LAKES ENERGY TECHNOLOGIES, LLC, a Wisconsin limited liability company (“Great Lakes”), CLEAN ENERGY SOLUTIONS, LLC, a Wisconsin limited liability company (“Clean Energy”), ORION ASSET MANAGEMENT, LLC, a Wisconsin limited liability company (“Asset Management”), ORION TECHNOLOGY VENTURES, LLC, a Wisconsin limited liability company (“Orion Technology”), and VOLTREK, LLC, a Massachusetts limited liability company (“Voltrek”, and together with the Company, Great Lakes, Clean Energy, Asset Management and Orion Technology, collectively, the “Borrowers”). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Senior Credit Agreement (defined below).

R E C I T A L S

A.
Pursuant to the Loan and Security Agreement, dated as of December 29, 2020 (as amended on or prior to the date hereof and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”), by and among the Borrowers and Bank of America, N.A., Senior Creditor has agreed, among other things, to make certain loans and financial accommodations to the Borrowers upon the terms and subject to the conditions set forth therein. Certain affiliates of the Company may guaranty from time to time the obligations of the Borrowers under the Senior Debt Documents (as defined below) pursuant to the terms of the Senior Credit Agreement. All of the obligations of the Obligors to Senior Creditor under the Senior Credit Agreement and the other Senior Debt Documents are secured by liens on and security interests in the Collateral (as defined below).
B.
Pursuant to the Senior Subordinated Loan Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the “Subordinated Loan Agreement”), between the Company, as borrower, the other Borrowers, as guarantors, and the Subordinated Creditor, as lender, the Subordinated Creditor has agreed, among other things, to defer the payment of certain earn out obligations of the Company, which is being structured as a deemed installment loan to the Company evidenced by that certain Senior Subordinated Note, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the “Subordinated Note”) made by the Company and payable to the Subordinated Creditor. The Borrowers’ obligations to Subordinated Creditor under the Subordinated Loan Agreement, the Subordinated Note and the other Subordinated Debt Documents (as defined below) are secured by liens on and security interests in the Collateral (as defined below).
C.
As an inducement to the Senior Creditor to maintain the transactions contemplated by the Senior Credit Agreement, Senior Creditor has required the execution and delivery of this

Agreement by Subordinated Creditor and the Loan Parties in order to set forth the relative rights and priorities of Senior Creditor and Subordinated Creditor under the Senior Debt Documents and the Subordinated Debt Documents.

NOW, THEREFORE, in order to induce Senior Creditor to maintain the transactions contemplated by the Senior Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.
Definitions. The following terms shall have the following meanings in this Agreement:

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the specified Person. As used in this definition, “control” or “controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“BABC Loan Documents” means the Senior Credit Agreement, the Loan Documents (as defined in the Senior Credit Agreement) and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, restated, supplemented or otherwise modified from time to time, as permitted hereunder.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Bankruptcy Laws” means the Bankruptcy Code, and all other applicable federal, state, provincial or foreign liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief law affecting creditors’ rights generally, as amended and in effect from time to time.

“Collateral” means all of the existing or hereafter acquired property, whether real, personal or mixed, of each Loan Party.

“Control” has the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the Uniform Commercial Code.

“DIP Financing” has the meaning assigned to such term in Section 2.2(d).

“Disposition” or “Dispose” means, with respect to any interest in property, the sale, assignment, transfer, lease (as lessor), license or other disposition of such interest in such property (or the granting of any option or other right to do any of the foregoing).

“Distribution” or “Distributed” means, with respect to any indebtedness, obligation or security, (a) any payment or distribution by any Person of cash, securities or other property (including, without limitation, any payment in the form of a deferred purchase price, earn-out or other contingent obligation), by set-off or otherwise, on account of such indebtedness, obligation or security, including the granting of adequate protection with respect thereto, (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person, whether voluntary or involuntary, or (c) the granting of any Lien to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property or interests in property of any Person.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Enforcement Action” means (a) to take from or for the account of any Loan Party (or other guarantor or obligor in respect of the Subordinated Debt) by set-off or in any other manner (other than payments of Permitted Subordinated Debt Payments), the whole or any part of any moneys which may now or hereafter be owing by such Loan Party (or other guarantor or obligor in respect of the Subordinated Debt) with respect to the Subordinated Debt, (b) to initiate or participate with others in any suit, action or proceeding against any Loan Party (or other guarantor or obligor in respect of the Subordinated Debt) to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt, (ii) commence or join with other Persons to commence a Proceeding, or (iii) commence judicial or private enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to take any action to enforce any rights or remedies with respect to the Subordinated Debt, (d) to exercise any put option or to cause any Loan Party (or other guarantor or obligor in respect of the Subordinated Debt) to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document or (e) to exercise any rights or remedies of a secured party under the Subordinated Debt Documents or applicable law or take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Loan Party (or other guarantor or obligor in respect of the Subordinated Debt), including the Collateral.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, title retention, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Parties” means, collectively, Company, each other Borrower and each other Person that is a borrower, guarantor or obligor of all or any portion of both the Senior Debt and the Subordinated Debt.

“Paid in Full” or “Payment in Full” means, as of any date of determination with respect to the Senior Debt, that: (a) all of the Senior Debt (except as set forth in clauses (c), (d) and (e) below and other than contingent indemnification obligations with respect to which a claim has not been asserted and no reasonable basis for any claim is known) has been paid in full in cash, (b) all commitments to extend credit under the Senior Credit Agreement (or, after the consummation of a Permitted Refinancing, the Permitted Refinancing Senior Debt Documents) have expired or terminated and no Person has any further right to obtain any loans, letters of credit or other extensions of credit under the Senior Debt Documents, (c) any and all letters of credit issued under the Senior Debt Documents have been cancelled and returned (or backed by standby letters of credit (issued by a bank, and in form and substance, acceptable to Senior Creditor) or cash collateralized, in each case in an amount equal to 105% of the face amount of such letters of credit in accordance with the terms of such documents), (d) any and all Bank Product Debt between any Obligor and Senior Creditor or any of Affiliates thereof have been paid in cash and terminated (or backed by standby letters of credit (issued by a bank, and in form and substance, acceptable to Senior Creditor) or cash collateralized, in each case in an amount reasonably determined by Senior Creditor as sufficient to satisfy the estimated credit exposure with respect to such Bank Product Debt) and (e) any costs, expenses and contingent indemnification obligations which are not yet due and payable but with respect to which a claim has been or may reasonably be expected to be asserted by Senior Creditor, are backed by standby letters of credit (issued by a bank, and in form and substance, acceptable to Senior Creditor) or cash collateralized, in each case in an amount reasonably estimated by Senior Creditor to be the amount of costs, expenses and contingent indemnification obligations that may become due and payable.

“Payment Conditions” means “Payment Conditions” as defined in the Senior Credit Agreement (or any Permitted Refinancing Senior Debt Document) as in effect on the Effective Date.

“Permitted Bank Product Debt” means the sum of (i) the aggregate amount of Bank Product Obligations for which a “Bank Product Reserve” (as defined in the Senior Credit Agreement as in effect on the date hereof or any substantially similar term having the same effect in any Permitted Refinancing) has been established by the Senior Creditor plus (ii) other Bank Product Debt not in excess of $5,000,000.

“Permitted Refinancing” means, subject to Section 3 hereof, any refinancing, extension or replacement of all or any part of the Senior Debt under the BABC Loan Documents (or any other Senior Debt Documents).

“Permitted Refinancing Senior Debt Documents” means, subject to Section 3 hereof, any financing documentation which replaces all or any part of the BABC Loan Documents (or any other Senior Debt Documents) and pursuant to which all or any part of the Senior Debt under the BABC Loan Documents (or any other Senior Debt Documents) is refinanced, extended or replaced, whether by the same or any other lender or group of lenders, as such financing documentation may be amended, supplemented, replaced, refinanced, extended or otherwise modified from time to time.

“Permitted Subordinated Debt Payments” means, collectively:

(a) payments of legal expenses of the Subordinated Creditor in connection with the negotiation, documentation and execution of the Term Sheet (as defined in the Subordinated Loan Agreement) and the transactions contemplated therein, including the Subordinated Debt Documents, paid in accordance with the terms of the Subordinated Loan Agreement in an aggregate amount not to exceed $85,000;

(b) regularly scheduled monthly payments of cash interest:

(i) prior to the Finally Determined Obligation Date (as defined in the Subordinated Loan Agreement), in an amount not to exceed $15,000 per month; and

(ii) after the Finally Determined Obligation Date, in an amount not to exceed a rate of 7.0% per annum of the amount of the Loan (as defined in the Subordinated Loan Agreement), after giving effect to the adjustment of the amount of the Loan set forth in Section 2(b) of the Subordinated Loan Agreement;

(c) (i) so long as no Senior Default has occurred and is continuing as of the date of the payment and no Senior Default will occur as a result of such payment, a one-time payment of cash interest as set forth in Section 2(d)(iii)(y) of the Subordinated Loan Agreement, if applicable, or (ii) a one-time deemed principal payment as set forth in Section 2(d)(iii)(z) of the Subordinated Loan Agreement, if applicable;

(d) so long as the Payment Conditions are satisfied with respect thereto, regularly scheduled monthly payments of principal:

(i) commencing on January 15, 2026 through and including June 15, 2026, in an amount not to exceed $25,000; and

(ii) commencing July 15, 2026 through and including June 15, 2027, in an amount not to exceed $50,000 per month;

(e) any non-cash payments made in the form of conversion of the Subordinated Debt into, or issuance to the Subordinated Creditor of, common equity interests of the Company (to the extent not otherwise resulting in a Senior Default); and

(f) so long as the Payment Conditions are satisfied with respect thereto, payment in full of the outstanding Subordinated Debt on the Subordinated Debt Maturity Date.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, interim-receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person, whether initiated under the Bankruptcy Code or any other Bankruptcy Laws.

“Senior Debt” means, collectively, (a) all Obligations (as defined in the Senior Credit Agreement) and all other obligations, liabilities and indebtedness of every nature of each Obligor from time to time owed to Senior Creditor under the Senior Debt Documents (additionally, and without limitation of the foregoing, the term Senior Debt shall include all obligations, liabilities and indebtedness arising from or in connection with any letters of credit, guarantees or other agreements or arrangements to induce Senior Creditor to issue or increase the amount of or extend the expiry date of one or more Letters of Credit (as defined in the Senior Credit Agreement)), including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest accruing thereon (including, without limitation, interest accruing after the commencement of a Proceeding) and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding together with any interest, fees, costs and expenses accruing thereon after the commencement of a Proceeding, and (b) all Bank Product Debt; provided, that the principal amount (excluding any capitalized interest, fees or other amounts added thereto) of all “Senior Debt” shall not exceed the Senior Debt Cap (as defined herein). Senior Debt shall be considered to be outstanding whenever any loan or commitment under the Senior Debt Documents is outstanding.

“Senior Debt Cap” means the sum of (a) $34,200,000 plus (b) the amount of all Permitted Bank Product Debt.

“Senior Debt Documents” means the BABC Loan Documents and, after the consummation of any Permitted Refinancing, the Permitted Refinancing Senior Debt Documents in respect thereof.

“Senior Default” means any “Event of Default” under the Senior Debt Documents.

“Subordinated Debt” means, collectively, all of the obligations, liabilities and indebtedness of each Loan Party to Subordinated Creditor evidenced by or incurred pursuant to the Subordinated Debt Documents. For the avoidance of doubt, Subordinated Debt does not include any claims or causes of action held by the Subordinated Creditor which are not explicitly contemplated by the Subordinated Debt Documents.

“Subordinated Debt Documents” means the Subordinated Loan Agreement, the Subordinated Note, any security agreement or guaranty with respect thereto and all other documents, agreements and instruments now existing or hereinafter arising evidencing, governing or entered into in connection therewith, as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder.

“Subordinated Debt Maturity Date” means July 15, 2027.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of Illinois or in any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

2.
Subordination.
2.1
Subordination of Subordinated Debt to Senior Debt. Each Loan Party covenants and agrees, and Subordinated Creditor by its acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior Payment in Full of the Senior Debt. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.
2.2
Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving any Loan Party:
(a)
All Senior Debt shall first be Paid in Full before any Distribution, whether in cash, securities or other property, shall be made to Subordinated Creditor on account of the Subordinated Debt; provided that the foregoing shall not be deemed to prevent the Subordinated Creditor from receiving and retaining any Distribution made in any Proceeding in respect of the Subordinated Creditor’s general unsecured claim and not as a result of any Lien held by Subordinated Creditor on any Collateral (an “Unsecured Creditor Distribution”).
(b)
Any Distribution, other than an Unsecured Creditor Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Senior Creditor (to be held and/or applied by Senior Creditor in accordance with the terms of the Senior Debt Documents) until all Senior Debt is Paid in Full. Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, interim receiver, trustee, liquidator, custodian, conservator, monitor or other Person having authority, to pay or otherwise deliver all such Distributions to Senior Creditor for application to the Senior Debt until Payment in Full of the Senior Debt. Subordinated Creditor also irrevocably authorizes and empowers Senior Creditor, in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions. Subordinated Creditor will duly and promptly take such action, at the expense of Company, as Senior Creditor may reasonably request to (i) collect the Subordinated Debt for the account of Senior Creditor and to file appropriate claims or proofs of claim with respect thereto, (ii) execute and deliver to Senior Creditor such powers of attorney, assignments or other instruments as Senior Creditor may request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Debt, and (iii) collect and receive for the account of Senior Creditor any and all payments and other Distributions which may be payable or deliverable upon or with respect to the Subordinated Debt, until the Payment in Full of the Senior Debt.
(c)
Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by Senior Creditor in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Senior Creditor as its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Creditor promptly to do so prior to 10 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of Subordinated Creditor to do so prior to 5 days before the expiration of the time to vote any such claim; provided, Senior Creditor shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Senior Creditor votes any claim in accordance with the authority granted hereby, Subordinated Creditor shall not be entitled to change or withdraw any such vote.

Notwithstanding the foregoing, nothing in this Agreement shall restrict or impair the right of Subordinated Creditor to vote its claim in respect of the Subordinated Debt in any Proceeding; provided that, without the prior written consent of Senior Creditor, Subordinated Creditor may not vote in favor of a plan of reorganization in a Proceeding that contravenes the priority or subordination provisions of this Agreement.
(d)
Subordinated Creditor agrees that it will consent to, and not object to or oppose any use of cash collateral consented to by Senior Creditor or any financing provided by Senior Creditor to any Loan Party or any of its subsidiaries during a Proceeding (or any financing provided by any other Person consented to by Senior Creditor) provided that the aggregate principal amount (excluding any capitalized interest, fees or other amounts added thereto) of the Senior Debt and any financing provided during a Proceeding does not exceed the Senior Debt Cap (collectively, “DIP Financing”) on such other terms and conditions as Senior Creditor, in its sole discretion, may decide. In connection therewith, any Loan Party may grant to Senior Creditor Liens and security interests upon all of the property of such Loan Party, which Liens and security interests (i) shall secure payment of all Senior Debt (whether such Senior Debt arose prior to the commencement of any Proceeding or at any time thereafter) and DIP Financing provided by Senior Creditor or consented to by Senior Creditor during the Proceeding and (ii) shall be superior in priority to the Liens and security interests, if any, in favor of Subordinated Creditor on the property of such Loan Party. If, in connection with any cash collateral use or DIP Financing, any Liens and security interests on the Collateral held by Senior Creditor are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve out,” or fees owed to the United States Trustee, then the Liens of Subordinated Creditor on the Collateral shall also be subordinated to such interest or claim and shall remain subordinated to the Liens and security interests on the Collateral held by Senior Creditor consistent with this Agreement. Subordinated Creditor agrees that it will consent to, and not object to or oppose, a sale or other Disposition of any property securing all or any part of any Senior Debt free and clear of security interests, Liens or other claims of Subordinated Creditor under applicable Bankruptcy Laws (or any order issued by a court in a Proceeding), including Sections 363, 365 and 1129 of the Bankruptcy Code, if Senior Creditor has consented to such sale or other Disposition. Subordinated Creditor agrees not to assert any right it may have in any Proceeding arising from any Loan Party’s or any of their respective subsidiaries’ use, sale or other Disposition of Collateral and agrees that Subordinated Creditor will not seek (or support any other Person seeking) to have any stay, whether automatic or otherwise, lifted with respect to any Collateral without the prior written consent of Senior Creditor. Subordinated Creditor agrees that Subordinated Creditor will not, and will not permit, any of its Affiliates to, directly or indirectly, provide, participate in or otherwise support, any debtor-in-possession financing (or any other financing in a Proceeding) to any Loan Party without the prior written consent of Senior Creditor. Subordinated Creditor will not object to or oppose any adequate protection sought by Senior Creditor or object to or oppose any motion by Senior Creditor to lift any automatic stay or any other stay in any Proceeding. Except for replacement Liens on Collateral or additional Liens on Collateral, in each case, that are subordinated to the Liens of Senior Creditor on the Collateral pursuant to or otherwise consistent with the terms of this Agreement, Subordinated Creditor will not seek or assert any right it may have for adequate protection of its interest in any Collateral in any Proceeding. If the Collateral of

any Loan Party is not subject to Senior Creditor’s Lien and Subordinated Creditor is granted adequate protection in the form of periodic cash payments on account of such Collateral, such payments shall be subject to the terms of this Agreement (including, without limitation, Section 2.3). Subordinated Creditor waives any claim it may now or hereafter have arising out of Senior Creditor’s election, in any Proceeding, of the application of Section 1111(b)(2) of the Bankruptcy Code. Subordinated Creditor further agrees that it shall not, without Senior Creditor’s prior written consent, (A) commence or continue any Proceeding against any Loan Party or (B) propose any plan of reorganization, compromise, arrangement or proposal or file any motion, pleading or material in support of any motion or plan of reorganization, compromise, arrangement or proposal that is in conflict with the priorities or other terms of this Agreement.
(e)
This Agreement shall constitute a “subordination agreement” for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Proceeding in accordance with its terms. The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Creditor and Subordinated Creditor even if all or part of the Senior Debt or the Liens securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder (a “Senior Recovery”) and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such Senior Recovery. If this Agreement shall have been terminated prior to such Senior Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Proceeding.
(f)
To the extent not inconsistent with, prohibited by or in contravention of the terms of this Agreement, the Subordinated Creditor may exercise its rights and remedies as an unsecured creditor against the Loan Parties in accordance with the terms of the applicable Subordinated Debt Documents and applicable law; provided that, in the event Subordinated Creditor becomes a judgment lien creditor in respect of the Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to any Lien on such Collateral securing any Senior Debt in respect of such Collateral on the same basis and to the same extent as the Liens on such Collateral securing Subordinated Debt are subordinated to the Liens on such Collateral securing such Senior Debt under this Agreement..
2.3
Subordinated Debt Payment Restrictions. Notwithstanding the terms of the Subordinated Debt Documents, each Loan Party hereby agrees that it may not make (or permit any of its subsidiaries to make), and Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until the Senior Debt is Paid in Full. Notwithstanding the immediately preceding sentence, subject to the terms of Section 2.2, the Borrowers may make, and Subordinated Creditor may accept, Permitted Subordinated Debt Payments; provided, however, that the Borrowers and Subordinated Creditor further agree that no

Permitted Subordinated Debt Payment may be made by any Borrower or accepted by Subordinated Creditor if, at the time of such payment, a Senior Default has occurred and has not been waived.
2.4
Subordinated Debt Standstill Provisions.
(a)
Until the Senior Debt is Paid in Full, Subordinated Creditor shall not, without the prior written consent of Senior Creditor, take any Enforcement Action with respect to the Subordinated Debt or under the Subordinated Debt Documents.
(b)
Notwithstanding the foregoing, Subordinated Creditor may (i) file proofs of claim against any Loan Party in any Proceeding involving such Loan Party, (ii) make filings and take other administrative actions to preserve any claims, Liens, security interests or rights of Subordinated Creditor with respect to or against the Collateral or any Loan Party (in any case not in contravention of this Agreement), (iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of any claims, Liens, security interests or rights of Subordinated Creditor with respect to or against the Collateral or any Loan Party (in any case not in contravention of this Agreement), (iv) accelerate the Subordinated Debt pursuant to the Subordinated Debt Documents, (v) sue and obtain judgment on account of the Subordinated Debt (provided that Subordinated Creditor shall not execute on or otherwise enforce any judgment obtained or take any enforcement action with respect to any Collateral without the written consent of the Senior Creditor), (vi) exercise the rights and remedies under Section 8(b)(ii)(C) of the Subordinated Loan Agreement to terminate restrictive covenants as set forth therein and (vii) accrue (but not collect) default interest. Any Distributions or other proceeds of any Enforcement Action obtained by Subordinated Creditor shall in any event be held in trust by it for the benefit of Senior Creditor and promptly paid or delivered to Senior Creditor in the form received until the Senior Debt is Paid in Full.
(c)
Notwithstanding anything contained herein to the contrary, if following the commencement of a Proceeding involving any Loan Party such Proceeding is rescinded, settled or otherwise ceases (whether or not any existing Senior Default has been cured or waived), then all related Enforcement Actions taken by Subordinated Creditor under Section 2.4(b)(i) through (iii) shall likewise be rescinded.
2.5
Incorrect Payments. If any Distribution on account of the Subordinated Debt not permitted to be made by any Loan Party or accepted by Subordinated Creditor under this Agreement is received by Subordinated Creditor, such Distribution shall be deemed to be held in trust by Subordinated Creditor for the benefit of Senior Creditor and shall be promptly paid over to Senior Creditor, with any necessary endorsement, for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full.
2.6
Subordination of Liens and Security Interests; Agreement Not to Contest; Sale of Collateral; Release of Liens.

(a)
Until the Senior Debt has been Paid in Full, any Liens and security interests of Subordinated Creditor in the Collateral which may exist shall be and hereby are subordinated for all purposes and in all respects to the Liens and security interests of Senior Creditor in the Collateral, regardless of the time, manner or order of creation, granting, attachment or perfection of any such Liens and security interests and regardless of the validity, perfection or enforceability of such Liens and security interests of Senior Creditor. The parties hereto agree that, so long as the Senior Debt has not been Paid in Full, Subordinated Creditor shall not demand or accept the grant of any additional Liens on any asset of any Loan Party or of any subsidiary thereof to secure any Subordinated Debt unless Company has granted, or concurrently therewith grants, a Lien on such asset to secure the Senior Debt, in which case such additional Liens on any assets of Company will be subject to the priority and terms of this Agreement. Subordinated Creditor acknowledges and agrees that the Liens of Senior Creditor in the Collateral are not prohibited by the terms of the Subordinated Debt Documents (notwithstanding anything to the contrary therein) and agrees that it will not at any time contest the validity, perfection, extent, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the Liens and security interests of Senior Creditor in the Collateral securing the Senior Debt.
(b)
If the Senior Creditor shall release its Liens (or such Liens are released by operation of law) on any part of the Collateral:
(i)
in connection with any Enforcement Action; or
(ii)
that is subject to a Disposition permitted by both the Senior Debt Documents and the Junior Debt Documents; provided that the Liens of the Subordinated Creditor shall attach to the proceeds of any such Disposition with the same relative priority as the Liens of the Subordinated Creditor which attached to the Collateral being Disposed of); or
(iii)
that is subject to a Disposition permitted by Senior Creditor during the continuance of a Senior Default; provided that (x) the proceeds thereof are applied to permanently reduce the commitments under the Senior Debt Documents, and (y) the Liens of the Subordinated Creditor shall attach to the proceeds of any such Disposition with the same relative priority as the Liens of the Subordinated Creditor which attached to the Collateral being Disposed of, then in each case of clauses (i), (ii) and (iii) above, the Liens, if any, of the Subordinated Creditor on such part of the Collateral shall be automatically, unconditionally and simultaneously released. The Subordinated Creditor shall be deemed to have consented under the Subordinated Debt Documents to such Disposition to the same extent as the consent of the Senior Creditor. Any purchaser of any Collateral may rely on this Agreement as evidence of Subordinated Creditor’s consent to such Disposition and that such Disposition is free and clear of any Liens and security interests of Subordinated Creditor in such Collateral (and if such Disposition involves the equity interests of any subsidiary of Company, that such subsidiary is released from any guaranty or other obligation owing to Subordinated Creditor).

(c)
Subordinated Creditor shall promptly execute and deliver to Senior Creditor such termination statements, payoff letters, releases and other termination agreements as Senior Creditor shall request to effect the release of the Liens of Subordinated Creditor in the Collateral in accordance with Section 2.6(b); provided, that the failure of Subordinated Creditor to execute such releases shall not affect the right of the purchaser of such Collateral to rely on this Agreement. Without limiting any other right or remedy available to Senior Creditor, Subordinated Creditor agrees that any amounts received by or Distributed to Subordinated Creditor pursuant to or as a result of any Lien granted in contravention of this Section shall be subject to Section 2.5. Until the Payment in Full of the Senior Debt occurs, Subordinated Creditor hereby irrevocably constitutes and appoints Senior Creditor and any officer or agent of Senior Creditor, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Subordinated Creditor or such holder or in Senior Creditor’s own name, from time to time in Senior Creditor’s discretion, for the purpose of carrying out the terms of this Section 2.6, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 2.6, including any endorsements or other instruments of transfer or release.
2.7
Sale, Transfer or other Disposition of Subordinated Debt.
(a)
Subordinated Creditor shall not sell, assign, pledge, Dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document without the prior written consent of Senior Creditor.
(b)
Notwithstanding the failure of Subordinated Creditor to comply with Section 2.7(a), the subordination effected hereby shall survive any sale, assignment, pledge, Disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Creditor, as provided in Section 9 hereof.
2.8
Legends. Until the termination of this Agreement in accordance with Section 15 hereof, Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted in each Subordinated Debt Document, as well as any renewals, extensions, refinancings or replacements thereof, the following legend or a similar reference to this Agreement:

“This [agreement][instrument] and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof, the “Subordination Agreement”) dated as of September 30, 2025, by and among ORION ENERGY SYSTEMS, INC., a Wisconsin corporation, the other Loan Parties (as defined in the Subordination Agreement) party thereto, FINAL FRONTIER, LLC, a Massachusetts limited liability company, as Subordinated Creditor, and BANK OF AMERICA, N.A.. as Senior Creditor, to the indebtedness (including interest) owed by the Loan Parties pursuant to certain Senior Debt Documents (as defined in the Subordination Agreement), and to indebtedness refinancing the indebtedness under such agreements as contemplated by the

Subordination Agreement; and each [party to this agreement][holder of this instrument], by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

2.9
Obligations Hereunder Not Affected. All rights and interest of Senior Creditor hereunder, and all agreements and obligations of Subordinated Creditor and the Loan Parties hereunder, shall remain in full force and effect irrespective of:
(a)
any lack of validity or enforceability of any document evidencing any of the Senior Debt;
(b)
any change in the time, manner or place of payment of, or any other term of, all or any of the Senior Debt, or any other amendment or waiver of or any release or consent to departure from any of the Senior Debt Documents, in each case, to the extent not otherwise restricted under this Agreement;
(c)
any exchange, subordination, release or non-perfection of any collateral for all or any of the Senior Debt;
(d)
any failure of Senior Creditor to assert any claim or to enforce any right or remedy against any other party hereto under the provisions of this Agreement or any Senior Debt Document other than this Agreement;
(e)
any reduction, limitation, impairment or termination of the Senior Debt for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Loan Parties and Subordinated Creditor hereby waive any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, nongenuiness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Senior Debt; and
(f)
any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Loan Parties in respect of the Senior Debt or Subordinated Debt in respect of this Agreement.

Subordinated Creditor acknowledges and agrees that Senior Creditor may in accordance with the terms of the Senior Debt Documents, without notice or demand and without affecting or impairing Subordinated Creditor’s obligations hereunder, from time to time, (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Senior Debt and the Senior Debt Documents or any part thereof, including, without limitation, to increase or decrease the rate of interest thereon or the principal amount thereof; provided, that, notwithstanding the foregoing, without the prior written consent of the Subordinated Creditor, no amendment, modification, restatement, replacement or supplement to any Senior Debt Document shall increase the amount of the Senior Debt in excess of the Senior Debt Cap, modify the Payment Conditions, or modify the component definitions of the Payment Conditions in a manner that would restrict payment to the Subordinated Creditor; (ii) take or hold security for the payment of the Senior Debt and exchange, enforce, foreclose upon, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof as Senior Creditor in its sole discretion, may determine; (iv) release and substitute one or more endorsers, warrantors, borrowers or other obligors; and (v) exercise or refrain from exercising any rights against any Loan Party or any other Person. The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Creditor and Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed.

2.10
Marshaling. Subordinated Creditor hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Senior Creditor to marshal any property of any Loan Party or of any other guarantor or obligor of the Senior Debt for the benefit of Subordinated Creditor.
2.11
Application of Proceeds from Sale or other Disposition of the Collateral. In the event of any Disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied to the Senior Debt in the order and manner set forth in the Senior Debt Documents until such time as the Senior Debt is Paid in Full. On and after the commencement of any Proceeding, the term “Senior Debt” for the purposes of this Section and any circumstance in which Subordinated Creditor receives proceeds of Collateral as a result of its Lien thereon (but not Unsecured Creditor Distributions), shall be deemed to include all interest, fees costs and expenses with respect to the Senior Debt without regard to whether or not such interest, fees, costs and expenses are an allowed claim in any Proceeding.
2.12
Rights Relating to Senior Creditor’s Actions with respect to the Collateral.
(a)
The Senior Creditor shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral until the Senior Debt is paid in full. In exercising rights and remedies with respect to the Collateral, the Senior Creditor may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as it or they may determine in the exercise of its or their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction. In conducting any public or private sale under the Uniform Commercial Code, the Senior Creditor shall give the Subordinated Creditor such notice of such sale as may be required by the applicable Uniform Commercial Code; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice.
(b)
Subordinated Creditor hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Senior Creditor from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, Subordinated Creditor hereby agrees (i) that it has no right to direct or object to the manner in which Senior Creditor applies the proceeds of such Collateral resulting from the exercise by Senior Creditor of rights and remedies under the Senior Debt Documents to the Senior Debt, (ii) that it waives any right to object to any action or inaction by Senior Creditor with respect to exercising its rights or remedies under the Senior Debt Documents or with respect to such Collateral (including in connection with any foreclosure or enforcement of Liens in respect of such Collateral), and (iii) Senior Creditor has not assumed any obligation to act as agent for Subordinated Creditor with respect to the Collateral. Without limitation of the foregoing, Subordinated Creditor shall not object as a holder of a Lien on any of the Collateral to any proposed retention or acceptance of Collateral by Senior Creditor in full or partial satisfaction of the Senior Debt and agrees that any such retention or acceptance by Senior Creditor shall be free and clear of Subordinated Creditor’s security interests and Liens.
2.13
Insurance Proceeds. Until the Senior Debt has been Paid in Full, Senior Creditor shall have the sole and exclusive right, as against Subordinated Creditor, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of the Collateral. All proceeds of such insurance shall inure to Senior Creditor to the extent of the Senior Debt, and Subordinated Creditor shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds to the holders of Senior Debt (or any representative thereof). In the event the holders of Senior Debt (or any representative thereof), in their or its sole discretion or pursuant to agreement with any Loan Party, permit such Loan Party to utilize the proceeds of insurance, the consent of the holders of Senior Debt (or any representative thereof) shall be deemed to include the consent of Subordinated Creditor.
2.14
Possessory or Control Collateral. Senior Creditor and Subordinated Creditor each agree to hold that part of the Collateral securing both the Senior Debt and the Subordinated Debt and that is in its possession (or in the possession of its agents or bailees) or Control, to the extent that possession or Control is necessary to perfect a Lien thereon under applicable law (such possessory Collateral being referred to as the “Pledged Collateral”), as gratuitous bailee and as a non-fiduciary representative for each other party, as applicable, solely for the purpose of perfecting the security interest granted under the Senior Debt Documents or the Subordinated Debt Documents, as applicable, subject to the terms and conditions of this Section 2.14. Subordinated Creditor hereby appoints Senior Creditor as its gratuitous bailee and non-fiduciary representative for the purposes of perfecting its security interest in all Pledged Collateral in which Senior Creditor has a perfected security interest under applicable law. Senior Creditor hereby appoints Subordinated Creditor as its gratuitous bailee and non-fiduciary representative for the purposes of perfecting its security interest in all Pledged Collateral in which Subordinated Creditor has a perfected security interest under applicable law. Senior Creditor and Subordinated Creditor hereby accept such appointments pursuant to this Section 2.14. Until the Payment in Full of all Senior Debt, Subordinated Creditor agrees to promptly notify Senior Creditor of any Pledged Collateral held by Subordinated Creditor, and, immediately upon the request of Senior Creditor at any time prior to the Payment in Full of the Senior Debt, Subordinated Creditor agrees to deliver to Senior Creditor any such Pledged Collateral held by it, together with any necessary endorsements (or otherwise allow Senior Creditor to obtain possession or Control of such Pledged Collateral), subject otherwise to the terms of this Agreement. Senior Creditor shall have no obligation whatsoever to Subordinated Creditor to ensure that the Pledged Collateral is genuine or owned by any of Loan Parties or to preserve rights or benefits of any person except as expressly set forth in this Section 2.14. The duties or responsibilities of Senior Creditor under this Section 2.14 shall be limited solely to holding the Pledged Collateral as bailee and non-fiduciary representative in accordance with this Section 2.14. Senior Creditor, in acting pursuant to this Section 2.14, shall not have, or be deemed to have, a fiduciary relationship in respect of Subordinated Creditor.

2.15
Waiver of Certain Rights by Subordinated Creditor. Subordinated Creditor hereby waives all notice of the acceptance by Senior Creditor of the subordination and other provisions of this Agreement, and Subordinated Creditor expressly consents to reliance by Senior Creditor upon the subordination and other agreements as herein provided.
3.
Modifications.
3.1
Modifications to Senior Debt Documents. Senior Creditor may, in accordance with the terms of the Senior Debt Documents, at any time and from time to time without the consent of or notice to Subordinated Creditor, without incurring liability to Subordinated Creditor and without impairing or releasing the obligations of Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend or otherwise modify in any manner the Senior Credit Agreement, any other Senior Debt Document or any other agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt; provided, that, notwithstanding the foregoing, without the prior written consent of the Subordinated Creditor, no amendment, modification, restatement, replacement or supplement to any Senior Debt Document shall (a) increase the principal amount (excluding any capitalized interest, fees or other amounts added thereto) of the Senior Debt to an amount in excess of the Senior Debt Cap or (b) modify the Payment Conditions, or modify the component definitions of the Payment Conditions, in a manner that would restrict required payments to the Subordinated Creditor.
3.2
Modifications to Subordinated Debt Documents. Until the Senior Debt has been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, Subordinated Creditor and the Company shall not, without the prior written consent of Senior Creditor, amend, modify, restate, replace or supplement any Subordinated Debt Document the effect of which is to (i) increase the maximum principal amount of the Subordinated Debt or rate of interest on any of the Subordinated Debt (provided, however, that it is understood and agreed that the determination of the Finally Determined Obligation and the interest rate adjustment pursuant to the Subordinated Loan Agreement as in effect on the date hereof shall not be restricted by this clause (i)), (ii) shorten the dates upon which payments of principal or interest on the Subordinated Debt is due or otherwise alter the repayment terms of the Subordinated Debt in a manner adverse to any Loan Party, (iii) add any default or event of default or any covenant with respect to the Subordinated Debt or make any change to any default, event of default or covenant which would have the effect of making such default, event of default or covenant more restrictive (provided, however, the removal, loosening or making less restrictive of any covenant, default or event of default shall not be deemed prohibited hereby), (iv) change any redemption or prepayment provisions of the Subordinated Debt, (v) alter (or purport or attempt to alter) the subordination provisions with respect to the Subordinated Debt, including, without limitation, subordinating the Subordinated Debt to any other indebtedness, (vi) take any additional liens or security interests in any assets of the Company or any of its subsidiaries, or any guarantor of the Subordinated Debt (including any lien on any property of the Company or any subsidiary securing any judgment in favor of any Subordinated Creditor) over which the Senior Creditor does not already have a perfected lien or (vii) change or amend any other term of the Subordinated Debt Documents if such change or amendment would result in a default or an event of default under the Senior Debt Documents, increase the obligations of the Company, its subsidiaries or any guarantor of the Subordinated Debt or confer additional material rights on Subordinated Creditor or any other holder of the Subordinated Debt in a manner adverse to the Company, any of its subsidiaries, any guarantor or Senior Creditor nor shall Subordinated Creditor agree to further subordinate all or any portion of the Subordinated Debt.
4.
Representations and Warranties of Subordinated Creditor. To induce Senior Creditor to execute and deliver this Agreement, Subordinated Creditor hereby represents and warrants to Senior Creditor that as of the date hereof: (a) it is duly formed and validly existing under the laws of the jurisdiction of its organization and has the legal capacity, power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (b) the execution of this Agreement by Subordinated Creditor will not violate or conflict with (i) the organizational documents of Subordinated Creditor, (ii) any agreement binding upon Subordinated Creditor or (iii) any applicable law, regulation or order or require any consent or approval which has not been obtained; (c) this Agreement is the legal, valid and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (d) Subordinated Creditor is the sole owner, beneficially and of record, of all of the Subordinated Debt Documents and the Subordinated Debt, and (e) other than the grant of Liens and security interests on the Collateral in connection with the Subordinated Debt that are subject to his Agreement, the Subordinated Creditor has no Liens or security interests on any property of any Loan Party.
5.
Subrogation; Recovery. Subject to the Payment in Full of the Senior Debt, Subordinated Creditor shall be subrogated to the rights of Senior Creditor to receive Distributions with respect to the Senior Debt until the Senior Debt is Paid in Full. Without limiting the foregoing, Subordinated Creditor will not exercise (a) any right of subrogation that Subordinated Creditor may now or hereafter have or obtain in respect of the rights of Senior Creditor against any Loan Party or any other guarantor or obligor in respect of any of the Senior Debt or any of the Collateral or (b) any right to participate in any claim or remedy of Senior Creditor against any Loan Party or any other guarantor or obligor in respect of any of the Senior Debt or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, in each case until all of the Senior Debt has been Paid in Full. If Senior Creditor is required to disgorge any proceeds of its Collateral, payment or other amount received by Senior Creditor (whether because such proceeds, payment or other amount is invalidated, declared to be fraudulent or preferential or otherwise) or turn over or otherwise pay any amount (a “Recovery”) to the estate or to any creditor or representative of a Loan Party or any other Person, then the Senior Debt shall be reinstated (to the extent of such Recovery) as if such Senior Debt had never been paid, and to the extent Subordinated Creditor has received proceeds, payments or other amounts to which Subordinated Creditor would not have been entitled under this Agreement had such reinstatement occurred prior to receipt of such proceeds, payments or other amounts, Subordinated Creditor shall turn over such proceeds, payments or other amounts to Senior Creditor for reapplication to the Senior Debt. A Distribution made pursuant to this Agreement to Senior Creditor which otherwise would have been made to Subordinated Creditor is not, as between the Loan Parties and Subordinated Creditor, a payment by the Loan Parties to or on account of the Subordinated Debt.

6.
Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Senior Creditor, Subordinated Creditor and, in the case of any modifications that adversely affect the rights or duties of any Loan Party, such Loan Party, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder. Except as provided above, Senior Creditor and Subordinated Creditor shall have the right to modify or terminate this Agreement pursuant to the terms hereof at any time without notice to or approval of any Loan Party or any other Person.
7.
Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the terms of this Agreement.
8.
Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied (or by other electronic means) or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered, (b) if delivered by telecopy or other electronic means, on the date of transmission if transmitted on a business day before 4:00 p.m. (Dallas time) or, if not, on the next succeeding business day and (c) if delivered by courier or certified or registered United States mail, when received.

Notices shall be addressed as follows:

If to Subordinated Creditor:

Final Frontier, LLC

P.O. Box 2086

Andover, Massachusetts 01810

Email: kathleen@voltrek.com

Attention: Kathleen M. Connors

with a copy (which shall not constitute notice) to:

Rubin and Rudman LLP

53 State Street

Boston, Massachusetts 02109

Attention: Christine Cordes

Email: ccordes@rubinrudman.com

If to a Loan Party:

c/o Orion Energy Systems, Inc.
2210 Woodland Drive

Manitowoc, Wisconsin 54220

Telephone: (920) 785-8344
Email: pbrodin@oesx.com
Attention: Per Brodin, Chief Financial Officer

with a copy (which shall not constitute notice) to:

Foley & Lardner LLP

777 E. Wisconsin Avenue

Milwaukee, WI 53202

Telephone: (414) 297-5662
(414) 319-7024

Email: sbarth@foley.com

gbishop@foley.com

Attention: Steven R. Barth; Garrett F. Bishop

If to Senior Creditor:

Bank of America, N.A.

833 E. Michigan Street,

Suite 70 I WI9-833-07-0I

Milwaukee, WI 53202

Attn: Jonah Vogt

Email: Jonah.vogt@bofa.com

; or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8.

9.
Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective heirs, legal representatives, successors and assigns of Senior Creditor, Subordinated Creditor and the Loan Parties. To the extent permitted under the Senior Debt Documents, Senior Creditor may, from time to time, without notice to Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto. Subordinated Creditor agrees that any party that consummates a Permitted Refinancing may rely on and enforce this Agreement to the extent such party replaces Senior Creditor. Subordinated Creditor further agrees that it will, at the request of Senior Creditor, enter into an agreement, in the form of this Agreement, mutatis mutandis, with the party that consummates the Permitted Refinancing; provided, that the failure of Subordinated Creditor to execute such an agreement shall not affect such party’s right to rely on and enforce the terms of this Agreement.
10.
Relative Rights; No Right of Loan Parties to Enforce. This Agreement shall define the relative rights of Senior Creditor and Subordinated Creditor. Each of the Loan Parties understands that this Agreement is for the sole benefit of Senior Creditor and Subordinated Creditor and their respective successors and assigns, and that none of the Loan Parties is an intended beneficiary or third party beneficiary thereof. It is understood and agreed that none of the Loan Parties or any of their Affiliates shall have any right to enforce any term, provision or agreement of this Agreement against Senior Creditor and/or Subordinated Creditor. Nothing in this Agreement shall (a) impair, as between the Loan Parties and Senior Creditor and as between the Loan Parties and Subordinated Creditor, the obligations of the Loan Parties with respect to the payment of the Senior Debt or the Subordinated Debt, as applicable, in accordance with the terms of the Senior Debt Documents or the Subordinated Debt Documents, as applicable, or (b) affect the relative rights of Senior Creditor or Subordinated Creditor with respect to any other creditors of the Loan Parties. The terms of this Agreement shall govern even if all or any part of the Senior Debt or the Liens in favor of Senior Creditor are avoided, disallowed, unperfected, set aside or otherwise invalidated in any judicial proceeding or otherwise.
11.
Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Senior Debt Documents or Subordinated Debt Documents, the provisions of this Agreement shall control and govern.
12.
Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.
13.
Counterparts; Electronic Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement that is an Electronic Signature transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.
14.
Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.
15.
Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the Payment in Full of the Senior Debt after which this Agreement shall terminate without further action on the part of the parties hereto; provided, that if any payment is, subsequent to such termination, recovered from any holder of Senior Debt, this Agreement shall be reinstated; provided, further that a Permitted Refinancing shall not be deemed to be Payment in Full of the Senior Debt.
16.
Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, but giving effect to any applicable federal laws.
17.
Jurisdiction; Consent to Service of Process.
17.1
Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or Illinois State court sitting in Cook County, Illinois in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
17.2
Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 17.1. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
17.3
Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

18.
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
19.
Nonreliance; Information Concerning Financial Condition.
(a)
Each of Senior Creditor and Subordinated Creditor acknowledge that (i) each has, independently and without reliance upon, in the case of Senior Creditor, Subordinated Creditor and, in the case of Subordinated Creditor, Senior Creditor, and based on such documents and information as each has deemed appropriate, made their own credit analyses and decisions to enter into the Senior Debt Documents or Subordinated Debt Documents to which they are party and (ii) each will, independently and without reliance upon, in the case of Senior Creditor, Subordinated Creditor and, in the case of Subordinated Creditor, Senior Creditor, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decisions in taking or not taking any action under this Agreement or any other Senior Debt Document or Subordinated Debt Document to which they are party. Senior Creditor and Subordinated Creditor shall have no duty to disclose to the other, any information relating to any Loan Party, or any other circumstance bearing upon the risk of nonpayment of any of the Senior Debt or the Subordinated Debt, as the case may be, that is known or becomes known to any of them or any of their Affiliates.
(b)
Senior Creditor hereby assumes responsibility for keeping itself informed of the financial condition of the Loan Parties and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt and agrees that Subordinated Creditor has and shall have no duty to advise Senior Creditor of information known to Subordinated Creditor regarding such condition or any such circumstances. In the event that Subordinated Creditor, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to Senior Creditor, then Subordinated Creditor shall not be under any obligation to (i) provide any such information to Senior Creditor on any subsequent occasion, (ii) undertake any investigation, or (iii) disclose any information which, pursuant to its commercial finance practices, Subordinated Creditor wishes to maintain confidential. Senior Creditor acknowledges and agrees that Subordinated Creditor has not made any warranties or representations with respect to the legality, validity, enforceability, collectibility or perfection of the Subordinated Debt or any Liens or security interests held in connection therewith.

(c)
Subordinated Creditor hereby assumes responsibility for keeping itself informed of the financial condition of the Loan Parties and of all other circumstances bearing upon the risk of nonpayment of the Subordinated Debt, and agrees that Senior Creditor has and shall have no duty to advise Subordinated Creditor of information known to Senior Creditor regarding such condition or any such circumstances. In the event that Senior Creditor, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to Subordinated Creditor, then Senior Creditor shall not be under any obligation to (i) provide any such information to Subordinated Creditor on any subsequent occasion, (ii) undertake any investigation, or (iii) disclose any information which, pursuant to its commercial finance practices, Senior Creditor wishes to maintain confidential. Subordinated Creditor acknowledges and agrees that Senior Creditor has not made any warranties or representations with respect to the legality, validity, enforceability, collectibility or perfection of the Senior Debt or any Liens or security interests held in connection therewith.
20.
Specific Performance; Additional Remedies. Senior Creditor may demand specific performance of this Agreement and Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by Senior Creditor. If Subordinated Creditor violates any of the terms of this Agreement, in addition to any remedies in law, equity, or otherwise, Senior Creditor may restrain such violation in any court of law and may, in its own or in any Loan Party’s name, interpose this Agreement as a defense in any action by Subordinated Creditor. Upon Senior Creditor’s written request, Subordinated Creditor will promptly take all actions which Senior Creditor may reasonably request to carry out the purposes and provisions of this Agreement.
21.
Acknowledgment; Additional Loan Parties.
(a)
Each of the undersigned Loan Parties has read this Agreement and acknowledges, and agrees with, the provisions of this Agreement. Each of the undersigned Loan Parties agrees not to take any action that would be contrary to the provisions of this Agreement, agrees to abide by the requirements applicable to it under this Agreement and agrees that neither Senior Creditor nor Subordinated Creditor shall have any liability to any Loan Party for acting in accordance with the provisions of this Agreement. Without limiting the generality of the foregoing, each Loan Party agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as Senior Creditor and/or Subordinated Creditor may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.
(b)
Company shall cause any Person that becomes an obligor in respect of the Subordinated Debt or a party to any Subordinated Debt Document after the date hereof to execute a joinder (in form and substance satisfactory to Senior Creditor) to this Agreement. Such joinder shall be effective to bind such Person to this Agreement as a Loan Party without the execution thereof by any other Person, including without limitation, Subordinated Creditor or Senior Creditor. Notwithstanding the foregoing, any failure by Company to comply with this Section 21(b) shall not invalidate any provision of this Agreement or affect any other terms and conditions set forth in this Agreement.

22.
NOTICE OF FINAL AGREEMENT. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Subordinated Creditor, Company, the other Loan Parties and Senior Creditor have caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITOR:

FINAL FRONTIER, LLC,

a Delaware limited liability company

By: /s/ Kathleen M. Connors

Name: Kathleen M. Connors

Title: Manager

Signature Page to
Subordination and Intercreditor Agreement

LOAN PARTIES:

ORION ENERGY SYSTEMS, INC.

By: /s/ Per Brodin

Name: Per Brodin

Title: Chief Financial Officer

GREAT LAKES ENERGY TECHNOLOGIES, LLC

By: /s/ Per Brodin

Name: Per Brodin

Title: Chief Financial Officer

CLEAN ENERGY SOLUTIONS, LLC

By: /s/ Per Brodin

Name: Per Brodin

Title: Chief Financial Officer

ORION ASSET MANAGEMENT, LLC

By: /s/ Per Brodin

Name: Per Brodin

Title: Chief Financial Officer

ORION TECHNOLOGY VENTURES, LLC,

By: /s/ Per Brodin

Name: Per Brodin

Title: Chief Financial Officer

VOLTREK, LLC

By: /s/ Per Brodin

Name: Per Brodin

Title: Treasurer and Secretary

Signature Page to
Subordination and Intercreditor Agreement

SENIOR CREDITOR:

BANK OF AMERICA, N.A., as Senior Creditor

By: /s/ Jonah Vogt

Name: Jonah Vogt

Title: Senior Vice President

Signature Page to
Subordination and Intercreditor Agreement